UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 15, 2009 (May 11, 2009)

PRINCIPAL FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

711 High Street, Des Moines, Iowa 50392

(Address of principal executive offices)

(515) 247-5111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On May 11, 2009, Principal Financial Group, Inc. (the “Company”) entered into an Underwriting Agreement, dated as of May 11, 2009 (the “Underwriting Agreement”), with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein (the “Underwriters”), with respect to the offer and sale of 50,650,000 shares of the Company’s common stock (the “Shares”), par value $0.01 per share (the “Common Stock”), at an offering price to the public of $19.75 per share.  The Company has granted the Underwriters a 30-day option to purchase an additional 7,597,500 shares of Common Stock, at the same price per share paid to the Company for the Shares, to cover overallotments, if any.  The closing of the sale of the Shares occurred on May 15, 2009.

The Shares were issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-151583), as amended, which became effective upon filing with the Securities and Exchange Commission on June 11, 2008.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also provides for customary indemnification by each of the Company and the Underwriters against certain liabilities arising out of or in connection with sale of the Shares and customary contribution provisions in respect of those liabilities.

The foregoing description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached hereto as Exhibit 1.1 to this report.

Item 9.01  Financial Statements and Exhibits.

The exhibits to this Current Report on Form 8-K are hereby incorporated by reference into the Registration Statement.

(d) Exhibits.

Exhibit No.	Description

Exhibit 1.1	Underwriting Agreement, dated May 11, 2009, among Principal Financial Group, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Underwriters.

Exhibit 5.1	Opinion of Debevoise & Plimpton LLP.

Exhibit 23.1	Consent of Debevoise & Plimpton LLP (included within Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

	By:	/s/ Joyce N. Hoffman
	Name:	Joyce N. Hoffman
	Title:	Senior Vice President and
Corporate Secretary

Date: May 15, 2009